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                                                                    Exhibit 23.1





              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     We consent to the incorporation by reference in this Current Report on Form 8-K under the Securities and Exchange Act of 1934 of Gart Sports Company dated June 18, 2001 and the incorporation by reference in Registration Statements Form S-8 (Nos. 333-43997 and 333-87013) of Gart Sports Company, of our report dated March 19, 2001, appearing in the Annual Report on Form 10-K/A of Oshman's Sporting Goods, Inc. for the year ended February 3, 2001.



/s/ GRANT THORNTON LLP


Houston, Texas
June 18, 2001